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                                                                  EXHIBIT 10.26

                            RETENTION BONUS AGREEMENT
                  This Retention Bonus Agreement (the "Agreement") is made and entered into effective as of August 4, 1999 (the "Effective Date"), between RiboGene, Inc., a Delaware corporation (the "Company"), and Timothy E. Morris ("Employee").

                                    RECITALS

                  A. Employee is presently employed by the Company.

                  B. Cypros Pharmaceutical Corporation ("Parent"), Cypros Acquisition Corporation ("Merger Sub") and the Company have entered into an Agreement and Plan of Reorganization, dated as of August 4, 1999 (the "Merger Agreement"), which provides that Merger Sub will merge with and into the Company under certain terms and subject to certain conditions (the "Merger").

                  C. Employee occupies a key position with the Company, and the Company may require the services of Employee for a certain period of time in order to effectively administer certain aspects of the Company's business through the date of the Merger and thereafter.

                  D. The Company desires to offer Employee a retention bonus as an incentive for Employee to remain in the employment of the Company through June 30, 2000 or, if earlier, until Parent has hired a new Chief Financial Officer.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and with reference to the above recitals, the parties hereby agree as follows:

               1. INCENTIVE DATE. For purposes of this Agreement, the "Incentive Date" shall mean the earlier of:

                  (a) June 30, 2000, or

                  (b) the date of appointment of a new Chief Financial Officer.

                  For purposes of Section 1(b), Parent shall be treated as having appointed a new Chief Financial Officer if the Chief Financial Officer of Parent on the Effective Date has resigned or been removed from such position in accordance with Parent's Bylaws, Parent's Board of Directors has appointed the new Chief Financial Officer in accordance with Parent's Bylaws and the new Chief Financial officer accepts such appointment.

                  2. RETENTION BONUS. Subject to Section 5, in the event that the Merger occurs, and Employee is employed by the Employer as of the Incentive Date, the Company shall pay to Employee a retention bonus (the "Retention Bonus"), in a lump sum payment, in an amount equal to 100% of Employee's base salary for the period from the Effective Date to the Incentive Date. For purposes of this Section 2, the rate of Employee's base salary for such period



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shall be the rate of Employee's base salary in effect on the Incentive Date
(or, if greater, the rate of Employee's base salary in effect on the Effective Date). Such lump sum payment shall be made within 10 days following the Incentive Date. Upon 30 days written notice to the acquiring or surviving corporation, Employee will also receive any and all severance benefits to which he is entitled to under either his existing Change-In-Control Agreement dated June 1995 or the RiboGene, Inc. Severance Benefits Plan, effective as of August 4, 1999 or his employment agreement dated May 31, 1995 whichever agreement is most beneficial to Employee. Any and all options to purchase common stock and any and all restricted stock grants and restricted stock bonus grants of common stock of the Company regardless of which Plan they were issued from, shall become 100% vested and all repurchase rights and any other restrictions shall lapse as of the Incentive Date. Together payments and provisions made under the various severance plans listed above and the treatment of options and restricted stock shall be known as the "Severance Benefits."

                  In the event the Merger does not occur and Employee is employed by Employer as of June 30, 2000, Employee shall receive, in a lump sum payment an amount equal to 100% of Employee's base salary (as defined) from the Effective Date to June 30, 2000.

                  During the term of this Agreement, Employee's principal place of business shall be 26118 Research Road, Hayward, California or any other place deemed appropriate by the Employee. Any request by Parent to change the principal place of business without Employee's written consent shall constitute a "termination of continuous service" for purposes of paying all of the severance benefits listed above. Employee shall have the right to use any and all office equipment supplied by the Company for as long as Employee deems necessary and shall be entitled to keep such equipment even if he is no longer providing services to the Company.

                  3. TERMINATION BONUS. Subject to Section 5, in the event that the Merger occurs, and Employee's employment by the Employer is terminated by the Company without Cause (as defined below) prior to the Incentive Date, the Employer shall pay to Employee a termination bonus (the "Termination Bonus"), in a lump sum payment, in an amount equal to 50% of Employee's base salary for the period from the Effective Date to the Incentive Date. For purposes of this
Section 3, the rate of Employee's base salary shall be the rate of base salary in effect immediately prior to Employee's termination of employment (or, if greater, the rate of Employee's base salary in effect as of the Effective Date). Such lump sum payment shall be made within 10 days following Employee's termination of employment.

                  4. DEFINITION OF TERMS. For purposes of this Agreement, the "Employer" shall mean the Company and its majority-owned subsidiaries, as determined from time to time, and "Cause" shall mean (i) a material and willful violation of any federal or state law by Employee, (ii) the commission of a fraud by Employee against the Employer, (iii) Employee's repeated unexplained or unjustified absence from the Employer, or (iv) Employee's gross negligence or willful misconduct where such gross negligence or willful misconduct has resulted or is likely to result in substantial and material damage to the Employer.

                  5. EFFECT OF EMPLOYMENT AGREEMENT. Employee shall not be entitled to a Retention Bonus under Section 2 of this Agreement, or a Termination Bonus under Section 3 of this Agreement, if Employee enters into an employment agreement with the Employer, any



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affiliate of the Employer or any purchaser or acquiror of all or any portion of the Employer's business or assets prior to the Incentive Date.

                  6. WITHHOLDING. The Retention Bonus or Termination Bonus payable to Employee shall be subject to applicable taxes and withholding.

                  7. SEVERANCE BENEFITS. This Agreement shall not affect Employee's eligibility or entitlement to receive benefits under the Company's Severance Benefits Plan.

                  8. CONFIDENTIALITY. Employee shall keep confidential, and not divulge or discuss with any third person, the terms or existence of this Agreement or Employee's participation in it. If Employee violates the terms of this paragraph, Employee acknowledges and agrees that Employee will forfeit Employee's eligibility to receive a retention bonus.

                  9. OTHER RIGHTS AND AGREEMENTS. This Agreement does not create any employment rights not specifically set forth herein with respect to Employee. This Agreement contains the entire understanding of the Company and Employee with respect to the subject matter hereof.

                  10. AMENDMENT. This Agreement may be amended or revised only by written agreement signed by the Company and Employee.



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                  11. APPLICABLE LAW. This Agreement shall be construed and
enforced in accordance with the laws of the State of California, without giving effect to the principles of conflict of laws thereof.

                             IN WITNESS WHEREOF, the parties have executed
this Agreement as of the date first above written.

                                   "COMPANY"

                                   By:  /s/ Charles J. Casamento
                                       -----------------------------------

                                        Title:  President and
                                                Chief Executive Officer
                                               -----------------------------

                                   Date:  8/4/99
                                         -------------------


                                   "EMPLOYEE"

                                   By:  Timothy E. Morris
                                       -----------------------------------
                                                   Print Name

                                        /s/ Timothy E. Morris
                                       -----------------------------------
                                                    Signature

                                   Date:  8/4/99
                                         -------------------